UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	October 1, 2007
(Date of earliest event reported)	September 25, 2007

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)
Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 7.01	Regulation FD Disclosure

On September 25, 2007, we announced that we had priced an offering to sell $600 million of 30-year senior notes with a coupon of 6.85 percent. The notes were issued under our existing shelf registration statement previously filed with the Securities and Exchange Commission.

The net proceeds, after deducting underwriting discounts and commissions and expenses, were approximately $592.9 million. We expect to use the proceeds to finance our previously announced $300 million acquisition of an interstate natural gas liquids and refined petroleum products pipeline system and related assets from a subsidiary of Kinder Morgan Energy Partners, L.P., which is expected to close in early October 2007. We also plan to use a portion of the net proceeds to repay indebtedness outstanding under our $1 billion revolving credit facility.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK Partners, L. P. dated September 25, 2007.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	October 1, 2007	By:	/s/ John R. Barker
Executive Vice President, General Counsel and Secretary

3